EXHIBIT 99.1




FOR IMMEDIATE RELEASE                     Contact: Erin Gaffney 212 840-4771
                                                   Web Site: www.hartmarx.com


                    HARTMARX AMENDS STOCKHOLDER RIGHTS PLAN
                        RESPONDING TO STOCKHOLDER VIEWS



CHICAGO, IL, September 25, 2003 - - Hartmarx Corporation (NYSE: HMX) today announced that its Board of Directors has approved and adopted an amendment to its stockholder rights plan. The amendment provides that as soon as the closing price of the Company's common stock exceeds the then current book value per share for 60 consecutive calendar days, the Rights Plan will automatically expire.

         Homi B. Patel, president and chief executive officer stated, "We respect the fact that a substantial number of our stockholders have indicated their opposition to the Rights Plan. In adopting this amendment, the Board of Directors has retained appropriate protections against coercive and opportunistic takeover attempts, while acknowledging the sentiments of those stockholders who are opposed to the Rights Plan by providing for its early termination in appropriate circumstances."

         Mr. Patel continued, "Although our stock price and performance have improved significantly over the past eighteen months, we are still trading at values we believe are well below the intrinsic value of our Company and even below our book value. Under these circumstances, if we had no rights plan in effect, the Company would be vulnerable to abusive takeover tactics and offers which may not provide fair value to all stockholders."

         Mr. Patel concluded, "We believe that this is the right decision which also reflects an appropriate balance of the differing views of our stockholders."

         Hartmarx produces and markets business, casual and golf apparel products under its own brands including Hart Schaffner & Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Barrie Pace, and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Evan-Picone, Pierre Cardin, Perry Ellis, Andrea Jovine, KM by Krizia, and Daniel Hechter. Hartmarx's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," or "will," or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business and the impact of unforseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Nothing in this announcement or the terms of the Rights Plan amendment described above reflect any views or beliefs on the part of the Company's management or Board of Directors as to the future trading prices of the Company's common stock or the fairness or adequacy of any particular price that might be proposed to be paid for the Company's common stock in a control transaction or otherwise.